Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports First Quarter Earnings

NEW YORK, NY, May 8, 2012 / Business Wire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported core earnings of $10.1 million and net income for the quarter ended March 31, 2012 of $11.0 million.

FINANCIAL HIGHLIGHTS

•	Net income of $11.0 million, or $0.77 per share

•	Core Earnings of $10.1 million or $0.71 per share

•	Net realized gains of $2.4 million, or $0.17 per share

•	$0.70 per share dividend declared

•	Approximately $0.43 per share of undistributed taxable income as of March 31, 2012 (1)

•	$19.63 net book value per share as of March 31, 2012 (1)

INVESTMENT HIGHLIGHTS

•	$2.5 billion investment portfolio value as of March 31, 2012 (2) (4)

•	2.56% net interest margin as of March 31, 2012 (3)

•	7.12x leverage as of March 31, 2012 (2) (7)

•	88.5% Agency RMBS investment portfolio (4)

•	11.5% credit investment portfolio, comprising Non-Agency RMBS, ABS and CMBS assets (4)

•	4.4% constant prepayment rate (“CPR”) for the first quarter on the Agency RMBS investment portfolio (5)

•	Entered into a 364-day repurchase facility with Wells Fargo Bank, N.A. with an aggregate maximum borrowing capacity of $75 million

FIRST QUARTER 2012 RESULTS

AG Mortgage Investment Trust, Inc. is an actively managed REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS, Non-Agency RMBS, ABS and CMBS. For the first quarter, the Company had net income of $11.0 million, or $0.77 per diluted share (6), and Core Earnings of $10.1 million, or $0.71 per diluted share. Core Earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding (i) net realized gain (loss) on investments and terminations on derivative contracts and (ii) net unrealized appreciation (depreciation) on investments and derivative contacts. (See “Non-GAAP Financial Measure” below for further detail on Core Earnings)

During the quarter we successfully completed a secondary offering raising $104.0 million of new capital. David Roberts, Chief Executive Officer, commented “In addition to providing capital that was deployed into compelling investment opportunities, the offering had the benefits of expanding our investor base and increasing the liquidity of our shareholders, which we believe will serve the Company’s stock well in the long term.”

“Proceeds from the equity offering permit the Company more latitude to diversify the portfolio, and enhance our strategies. A major milestone for the Company was the completion of a term Non-Agency lending facility which complements our twenty-four lending partners and allows additional capital allocation to Non-Agency securities” said Jonathan Lieberman, Chief Investment Officer. Credit investments rose to 11.5% of the portfolio, we will continue to opportunistically rotate capital into these assets as opportunities arise.”

KEY STATISTICS (2)

Weighted Average at March 31, 2012	Weighted Average for the Quarter Ended March 31, 2012
Investment portfolio	$2,511,383,920	$1,975,109,711
Repurchase agreements	$2,234,819,456	$1,738,485,082
Stockholders’ equity	$310,204,171	$287,263,205

Leverage ratio (7)	7.12	x	6.05	x
Swap ratio (8)	53%	59%

Yield on investment portfolio (9)	3.41%	3.22%
Cost of funds (10)	0.85%	0.82%
Net interest margin (3)	2.56%	2.40%
Management fees (11)	1.35%	1.46%
Other operating expenses (12)	1.05%	1.13%

Book value, per share (1)	$19.63
Dividend, per share	$0.70

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of March 31, 2012 (2):

					Weighted Average
	Current Face	Premium (Discount)	Amortized Cost	Fair Value	Coupon	Yield
Agency RMBS:
15-Year Fixed Rate	$881,720,959	$27,976,152	$909,697,111	$923,188,220	3.26%	2.56%
20-Year Fixed Rate	242,520,924	8,762,952	251,283,876	252,994,642	3.62%	2.95%
30-Year Fixed Rate	929,458,284	44,726,742	974,185,026	970,831,629	3.78%	3.14%
Interest Only	384,910,364	(306,961,875)	77,948,489	75,555,019	6.17%	7.01%
Non-Agency RMBS	249,353,263	(27,272,163)	222,081,100	222,299,101	4.99%	6.59%
ABS	44,061,942	(31,507)	44,030,435	44,494,739	5.31%	5.35%
CMBS	23,000,000	(1,517,240)	21,482,760	22,020,570	6.53%	8.52%

Total	$2,755,025,736	$(254,316,939)	$2,500,708,797	$2,511,383,920	4.09%	3.41%

As of March 31, 2012, the weighted average yield on the Company’s investment portfolio was 3.41% and its weighted average cost of funds was 0.85%. This resulted in a net interest margin of 2.56% as of March 31, 2012. (3)

The Company had net realized gains of $2.4 million during the quarter ended March 31, 2012. Of this amount, $1.4 million, or $0.10 per share was from sales of Agency RMBS and TBAs, $0.9 million, or $0.06 per share was from sales of credit investments and $0.1 million, or $0.01 per share was from the net settlement of interest rate swaps.

The CPR for the Agency RMBS portfolio was 4.4% for the first quarter and 5.1% for the month of March 2012. (5)

The weighted average cost basis of the Agency investment portfolio, excluding interest-only securities, was 104.0% as of March 31, 2012. The amortization of premiums (net of any accretion of discounts) on Agency securities for the first quarter was $2.7 million, or $(0.19) per share. The unamortized net Agency premium as of March 31, 2012 was $81.5 million.

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. Since the cost basis of the Company’s Agency securities, excluding interest-only securities, exceeds the underlying principal balance by 4.0% as of March 31, 2012, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

We have also entered into “to-be-announced” (“TBA”) positions to facilitate the future purchase of Agency RMBS. Under the terms of these TBAs, the Company agrees to purchase, for future delivery, Agency RMBS with certain principal and interest specifications and certain types of underlying collateral, but the particular Agency RMBS to be delivered are not identified until shortly before (generally two days) the TBA settlement date. At March 31, 2012, we had $95.0 million net notional amount of TBA positions with a net weighted average purchase price of 103.0%. As of March 31, 2012, our TBA portfolio had a net weighted average yield at purchase of 3.08% and a net weighted average settlement date of May 15, 2012. We have recorded derivative assets of $0.1 million and derivative liabilities of $0.6 million, reflecting these TBA positions.

LEVERAGE AND HEDGING ACTIVITIES

The investment portfolio is financed with repurchase agreements as of March 31, 2012 as summarized below:

Repurchase Agreements Maturing Within:	Balance	Weighted Average Rate	Weighted Average Maturity	Weighted Average Haircut
30 Days or Less	$1,270,638,164	0.60%	15.4	7.2%
31-60 Days	564,553,292	0.39%	51.1	4.6%
61-90 Days	399,628,000	0.40%	77.7	5.2%

Total / Weighted Average	$2,234,819,456	0.51%	35.6	6.2%

As of March 31, 2012, the Company had entered into repurchase agreements with twenty-four counterparties. We continue to rebalance our exposures to counterparties and add new counterparties.

On April 9, 2012, AG MIT, LLC (“AG MIT”), a direct, wholly-owned subsidiary of the Company, entered into a Master Repurchase and Securities Contract (the “Repurchase Agreement”) with Wells Fargo Bank, National Association to finance AG MIT’s acquisition of certain residential, non-Agency Securities. Each transaction under the Repurchase Agreement will have its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate. The Repurchase Agreement provides for a 364-day facility with an aggregate maximum borrowing capacity of $75 million and is set to mature on April 8, 2013, and may be extended for an additional 90 days.

Frank Stadelmaier, Chief Financial Officer, commented “Since our formation, we have diligently - and consistent with our approach to risk management - worked to build out our financing platform. In addition to our term facility, we have multiple counterparties offering 9 to 12 month financing for credit investments. We believe we are well situated to finance both our agency and credit portfolios.”

We have entered into interest rate swap agreements to hedge our portfolio. The Company’s swaps as of March 31, 2012 are summarized as follows:

Interest Rate Swaps
Maturity	Notional Amount	Weighted Average Pay Rate	Weighted Average Receive Rate*	Weighted Average Years to Maturity
2013	$142,000,000	0.525%	0.242%	1.60
2014	204,500,000	1.000%	0.551%	2.29
2015	334,025,000	1.131%	0.507%	3.13
2016	282,500,000	1.176%	0.464%	4.02
2017	60,000,000	1.184%	0.530%	4.86
2018	120,000,000	1.608%	0.483%	6.14
2019	25,000,000	1.881%	0.474%	6.97

Total/Wtd Avg	$1,168,025,000	1.113%	0.470%	3.49

*	Approximately 22% of our interest rate swap notionals reset monthly based on one-month LIBOR and 78% of our interest rate swap notionals reset quarterly based on three-month LIBOR.

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of net premiums paid on investments (iii) the timing and amount of deductions related to stock-based compensation and (iv) excise taxes. As of March 31, 2012, the Company had undistributed taxable income of approximately $0.43 per share.

DIVIDEND

On March 14, 2012, the Company declared the first quarter dividend of $0.70 per share of common stock to stockholders of record as of March 30, 2012 and was paid on April 27, 2012.

SHAREHOLDER CALL

The Company invites shareholders, prospective shareholders and analysts to attend MITT’s first quarter earnings conference call on May 8, 2012 at 10:00 am Eastern Time. The shareholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 8732511#.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q1 2012 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An audio replay of the shareholder call combined with the presentation will be made available on our website after the call. The replay will be available until midnight on May 22, 2012. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 8732511#.

For further information or questions, please contact Allan Krinsman, the Company’s General Counsel, at (212) 883-4180 or akrinsman@angelogordon.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $24 billion under management. Currently, the firm’s investment disciplines encompass five principal areas: (i) distressed debt and leveraged loans, (ii) real estate, (iii) mortgage-backed securities and other structured credit, (iv) private equity and special situations and (v) a number of hedge fund strategies. Angelo, Gordon & Co. employs over 250 employees, including more than 90 investment professionals, and is headquartered in New York, with associated offices in Amsterdam, Chicago, Los Angeles, London, Hong Kong, Seoul, Shanghai, Sydney and Tokyo.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for Agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, http://www.sec.gov/. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	March 31, 2012	December 31, 2012
Assets
Real Estate securities, at fair value
Agency - $2,069,309,412 and $1,186,149,842 pledged as collateral, respectively	$2,222,569,510	$1,263,214,099
Non-Agency - $72,883,614 and $47,227,005 pledged as collateral, respectively	72,883,614	58,787,051
ABS - $27,760,052 and $4,526,620 pledged as collateral, respectively	27,760,052	4,526,620
CMBS - $4,021,091 and $2,747,080 pledged as collateral, respectively	4,021,091	13,537,851
Linked transactions, net, at fair value	36,020,511	8,787,180
Cash and cash equivalents	20,812,898	35,851,249
Restricted cash	3,916,000	3,037,055
Interest receivable	7,721,103	4,219,640
Receivable on unsettled trades	79,425,620	—
Derivative assets, at fair value	113,281	1,428,595
Prepaid expenses	261,061	317,950
Other assets	313,150	393,667
Due from affiliates	—	104,994

Total Assets	$2,475,817,891	$1,394,205,951

Liabilities
Repurchase agreements	$2,086,690,314	$1,150,149,407
Payable on unsettled trades	54,757,865	18,759,200
Interest payable	1,622,442	2,275,138
Derivative liabilities, at fair value	9,337,310	7,908,308
Dividend payable	11,039,560	7,011,171
Due to affiliates	1,049,294	770,341
Accrued expenses	1,116,935	668,552
Due to broker	—	379,914

Total Liabilities	2,165,613,720	1,187,922,031

Stockholders’ Equity

Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 15,764,800 and 10,009,958 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	157,648	100,100
Additional paid-in capital	302,180,519	198,228,694
Retained earnings	7,866,004	7,955,126

	310,204,171	206,283,920

Total Liabilities & Equity	$2,475,817,891	$1,394,205,951

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

Three Months Ended March 31, 2012
Net Interest Income
Interest income	$13,996,628
Interest expense	1,827,414

12,169,214

Other Income
Net realized gain	2,429,020
Gain on linked transactions, net	3,439,185
Realized loss on periodic interest settlements of interest rate swaps, net	(1,457,950)
Unrealized loss on derivative instruments, net	(2,845,879)
Unrealized loss on real estate securities	(755,552)

808,824

Expenses
Management fee to affiliate	1,049,294
Other operating expenses	813,324
Equity based compensation to affiliate	87,329
Excise tax	77,653

2,027,600

Net Income	$10,950,438

Earnings Per Share of Common Stock
Basic	$0.77
Diluted	$0.77

Weighted Average Number of Shares of Common Stock Outstanding
Basic	14,179,635
Diluted	14,180,789

Dividends Declared per Share of Common Stock	$0.70

Non-GAAP Financial Measure

This press release contains Core Earnings, a non-GAAP financial measure. AG Mortgage Investment Trust’s management believes that this non-GAAP measure, when considered with GAAP, provides supplemental information useful in evaluating the results of the Company’s operations. This non-GAAP measure should not be considered a substitute, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Core Earnings are defined by the Company as net income excluding both realized and unrealized gains (losses) on the sale or termination of securities, including underlying linked transactions and derivatives. As defined, Core Earnings include the net interest earned on these transactions, including credit derivatives, linked transactions, inverse Agency securities, interest rate derivatives or any other investment activity that may earn net interest. One of the objectives of the Company is to generate net income from net interest margin on the portfolio and management uses Core Earnings to measure this objective.

A reconciliation of GAAP net income to Core Earnings for the quarters ended March 31, 2012 and December 31, 2011 is set forth below:

	Three Months Ended March 31, 2012	Three Months Ended December 31, 2011
Net income	$10,950,438	$5,769,472
Add (Deduct):
Net realized gain/loss	(2,429,020)	589,747
Gain/loss on linked transactions, net	(3,439,185)	1,013,291
Net interest income on linked transactions	1,437,254	554,729
Unrealized gain/loss on derivative instruments, net	2,845,879	(70,663)
Unrealized gain/loss on real estate securities	755,552	(1,346,237)

Core Earnings	$10,120,918	$6,510,339

Core Earnings, per Dilutive Share	$0.71	$0.65

Footnotes

(1)	Per share figures are calculated using outstanding shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter end.
(2)	Generally when we purchase a security and finance it with a repurchase agreement, the security is included in our assets and the repurchase agreement is separately reflected in our liabilities on our balance sheet. For securities with certain characteristics (including those which are not readily obtainable in the market place) that are purchased and then simultaneously sold back to the seller under a repurchase agreement, US GAAP requires these transactions be netted together and recorded as a forward purchase commitment. Throughout this press release where we disclose our investment portfolio and the repurchase agreements that finance it, including our leverage metrics, we have un-linked the transaction and used the gross presentation as used for all other securities. This presentation is consistent with how the Company’s management evaluates the business, and believes provides the most accurate depiction of the Company’s investment portfolio and financial condition.
(3)	Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See footnotes (9) and (10) for further detail.
(4)	The total investment portfolio is calculated by summing the fair market value of our Agency RMBS, Non-Agency RMBS, ABS and CMBS assets, including linked transactions. The percentage of Agency RMBS and credit investments are calculated by dividing the respective fair market value of each, including linked transactions, by the total investment portfolio.

(5)	This represents the weighted average monthly CPRs published during the quarter for our in-place portfolio during the same period.
(6)	Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP.
(7)	The leverage ratio during the quarter was calculated by dividing our daily weighted average repurchase agreements, including those included in linked transactions, for the period by the weighted average stockholders’ equity for the period. The leverage ratio at quarter end was calculated by dividing total repurchase agreements, including repurchase agreements accounted for as linked transactions, plus the net payable/receivable on unsettled trades on our GAAP balance sheet by our GAAP stockholders’ equity.
(8)	The swap ratio during the quarter was calculated by dividing our daily weighted average swap notionals, excluding forward starting swaps, for the period by our daily weighted average repurchase agreements, including those included in linked transactions. The swap ratio at quarter end was calculated by dividing the notional value of our interest rate swaps by total repurchase agreements, including those included in linked transactions, plus the net payable/receivable on unsettled trades.
(9)	The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter end. The yield on our investment portfolio during the quarter was calculated by annualizing interest income for the quarter and dividing by our daily weighted average securities held. This calculation excludes cash held by the Company.
(10)	The cost of funds during the quarter was calculated by annualizing the sum of our interest expense and our net pay rate of our interest rate swaps, and dividing by our daily weighted average repurchase agreements for the period. The cost of funds at quarter end was calculated as the sum of the weighted average rate on the repurchase agreements outstanding at quarter end and the weighted average net pay rate on our interest rate swaps. Both elements of the cost of funds at quarter end were weighted by the repurchase agreements outstanding at quarter end.
(11)	The management fee percentage during the quarter was calculated by annualizing the management fees incurred during the quarter and dividing by the weighted average stockholders’ equity for the quarter. The management fee percentage at quarter end was calculated by annualizing management fees incurred during the quarter and dividing by quarter-ended stockholders’ equity.
(12)	The other operating expenses percentage during the quarter was calculated by annualizing the other operating expenses incurred during the quarter and dividing by the weighted average stockholders’ equity for the quarter. The other operating expenses percentage at quarter end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter-ended stockholders’ equity.